Exhibit 99.3



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Ex-99.3


       Morgan Stanley Auto Loan Trust 2003-HB1

       2003 Year End Distribution Statement

Principal Distribution Amount
       Class A-1 Notes:                               $115,657,993.73
       Class A-2 Notes                                $             -
       Class B Notes:                                 $             -
       Class C Notes:                                 $             -
       Class D Notes:                                 $             -

Interest Distribution Amount
       Class A-1 Notes:                               $  1,987,860.76
       Class A-2 Notes                                $    966,474.24
       Class B Notes:                                 $    156,475.22
       Class C Notes:                                 $    132,074.70
       Class D Notes:                                 $    263,626.92

       Regular Principal Allocation                   $156,895,159.69
       First Allocation of Principal                  $  4,405,223.84
       Second Allocation of Principal                 $ 22,401,223.84
       Third Allocation of Principal                  $ 48,471,530.75

Class A-1 Interest Carryover Shortfall                $             -
Class A-2 Interest Carryover Shortfall                $             -
Class B Interest Carryover Shortfall                  $             -
Class C Interest Carryover Shortfall                  $             -
Class D Interest Carryover Shortfall                  $             -


Servicing Fee                                         $  2,546,030.98
Servicing Reimbursement Amount                        $  1,036,716.71
Owner Trustee Fee                                     $      4,166.67
Indenture Trustee Fee                                 $      7,291.67

Realized Losses                                       $  1,242,333.50
Cram Down Losses                                      $      4,897.32
Defaulted Receivables or Repurchased Receivables      $  1,908,991.06
Receivables granted extensions                        $ 26,268,697.74   693
Repurchase Amounts                                    $     11,074.19
Cumulative Net Loss Ratio as of 12/11/03                        0.22%
Six-Month Annualized Net Loss Ratio as of 12/11/03              0.51%